Exhibit 99.1

LF Capital Acquisition Corp. Announces Definitive Agreement to Merge with Landsea Homes

- Business Combination to Introduce One of the Nation’s Fastest-Growing Homebuilders as a Publicly Listed Company in a Transaction Valued at $510 Million

- Landsea Homes’ Parent Company Landsea Green to Roll 100% of Their Existing Equity Holdings into the Combined Company

- The Transaction is Supported by a $35 Million Forward Purchase Agreement That was Oversubscribed

New York, NY, August 31, 2020 — LF Capital Acquisition Corp. (NASDAQ: LFAC) (“LF Capital”) announced that it has entered into a definitive merger agreement (the “Merger Agreement”) with Landsea Homes Incorporated (“Landsea Homes”) in a transaction valued at $510 million. Landsea Homes is a high-growth residential homebuilder based in Newport Beach, CA that is focused on entry-level and move-up price points in attractive markets throughout California and Arizona.

Post-closing, the combined company’s strong balance sheet will position Landsea Homes to expand its business both within its core markets and potential new high growth markets organically and via potential acquisitions. Upon completion of the transaction, the combined company will be named Landsea Homes Corporation and its common stock, warrants and units will remain Nasdaq-listed under the new ticker symbols “LSEA,” “LSEAW,” and “LSEAU”, respectively.

Landsea Homes was founded in 2013 by Landsea Green Properties Co., Ltd. (“LGP” or the “Parent”), a publicly traded company listed on the Hong Kong Stock Exchange (HKSE: 106), to build homes exclusively for the U.S. domestic market. LGP will not receive any cash proceeds in the merger and is expected to own 67.4% of Landsea Homes at the closing of the merger.

Landsea Homes Key Investment Highlights

•	Growth-Oriented Homebuilder in Core Markets of California and Arizona: Focused on building entry-level and move-up homes in high-growth markets that reflect modern living and enhance a customer’s lifestyle. Strategically desirable portfolio of land positions and communities creates significant value.
•	Differentiated Through its High-Performance Homes (HPH) Product Offering: Deliver home automation (through its strategic partnership with a “Big Five” technology company), sustainability and energy savings. The HPH platform is rooted in innovation that attracts today’s homebuyers.
•	Favorable Growth Dynamics in the Real Estate Market: More homebuyers are entering the market due to COVID-related and work-from-home reasons, including better mortgage rates/prices, disliking current home layout or needing a larger home. Millennials have become the largest cohort of buyers in the U.S. and prefer customization options with new homes over renovated older homes.
•	Robust and Proven Financial Profile: For the twelve months ended June 30, 2020, Landsea Homes had net orders of 1,302 homes, 932 deliveries, 856 homes in backlog and generated $641 million in total revenue. Tangible book value as of June 30, 2020 was $484 million.
•	Experienced Management Team with Entrepreneurial Culture: Deep expertise in executing acquisitions and developing high-quality communities.

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“Landsea Homes has established a unique and differentiated homebuilding platform with significant growth prospects for the future,” said Scott Reed, CEO and president of LF Capital. “With a strong foothold in two high-growth real estate markets, California and Arizona, and an industry-leading program that provides a superior living environment through home automation, sustainability and energy savings, we believe this transaction will allow Landsea to reach its true growth potential. We look forward to working with the Landsea team as we introduce their compelling story to the public markets.”

John Ho, CEO of Landsea Homes, commented: “Landsea is revolutionizing the homebuilder industry by committing to home automation, sustainability and energy savings. Our inspired homes are built in vibrant, prime locations where the consumer can connect seamlessly with their surroundings and enhance their local lifestyle, supporting our defining customer principle –‘Live in Your Element®.’ Merging with LF Capital and becoming a public company is the right next step in our growth phase and an important milestone for our company. This transaction will enhance our ability to grow our market share, diversify across product offerings, strengthen our brand position and maintain an appropriate supply of land for future buildout. LF Capital shares our vision for growth and we are thrilled about our partnership.”

Summary of Transaction

Under the terms of the Merger Agreement, LF Capital will acquire Landsea Homes for $344 million in total consideration, to be paid fully via 32,557,303 newly issued shares of LF Capital’s Class A common stock, representing an attractive price to tangible book value multiple of 0.84x. Assuming no redemptions by LF Capital’s public stockholders in connection with the merger, the combined company will have a pro forma equity value of $510 million, pro forma net debt of $121 million, representing a conservative 16% net debt-to-net book capitalization ratio, and pro forma tangible book value of $608 million.

The boards of directors of both LF Capital and Landsea Homes have unanimously approved the proposed transaction and it is expected to close in the fourth quarter of 2020, subject to regulatory and stockholder approvals, and other customary closing conditions.

In connection with the proposed merger, LF Capital will seek an amendment to its existing public warrants, which significantly reduces potential dilution from the capital structure, such that at the closing of the merger, (1) each public warrant will entitle the holder thereof to purchase one-tenth of one share of Class A common stock instead of entitling the holder thereof to purchase one share of Class A common stock and (2) each holder of public warrants issued and outstanding immediately prior to the closing of the merger will be entitled to receive from LF Capital a one-time payment of $1.85 per public warrant as soon as reasonably practicable following the closing of the merger. The warrant amendment requires the approval of holders of at least 65% of the outstanding public warrants, and the closing of the merger is not conditioned on approval of the warrant amendment.

LF Capital has entered into certain forward purchase agreements (each, an “FPA Agreement”) with certain institutional investors (the “FPA Investors”), whereby the FPA Investors have agreed to purchase up to $35 million shares of LF Capital’s Class A common stock in the aggregate in the public markets at a price of up to $10.56 per share. The FPA Agreement was well-received by institutional investors and was oversubscribed. Pursuant to their obligations under the FPA Agreement, the FPA Investors have agreed to vote any shares of LF Capital’s Class A common stock purchased pursuant to the FPA Agreement in favor of the merger and related transactions. The FPA Investors have also agreed not to redeem those shares in connection with the approval of the merger or any proposal to extend the deadline for LF Capital to complete its initial business combination.

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In connection with the transaction, LF Capital’s sponsor has entered into an agreement to surrender a portion of its founder equity to align with the long-term value creation and performance of Landsea Homes. In addition, LF Capital’s sponsor has agreed that a portion of its founder equity will vest only if the share price of the combined company exceeds $14.00 per share during the twenty-four month period following the closing of the merger.

Conference Call

LF Capital and Landsea Homes management will host a joint investor conference call to discuss the proposed transaction today, August 31, 2020 at 10:00 am EDT. The webcast will be accompanied by a detailed investor presentation.

Date: Monday, August 31, 2020

Time: 10:00 a.m. Eastern time

Toll-free dial-in number: 833-570-1142

International dial-in number: 914-987-7089

Conference ID: 6081248

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here https://edge.media-server.com/mmc/p/pkqts6d9 and via LF Capital’s website at www.lfcapital.co. A telephone replay will be available approximately two hours after the call concludes through Monday, September 14, 2020.

Toll-free replay number: 855-859-2056

International replay number: 404-537-3406

Replay ID: 6081248

Advisors

B. Riley FBR and Raymond James & Associates, Inc. are acting as financial advisors for LF Capital. B. Riley FBR and Barclays are acting as placement agents for LF Capital. Dechert LLP is acting as legal counsel for LF Capital.

Rothschild & Co is acting as exclusive financial advisor to Landsea Homes. Gibson, Dunn & Crutcher LLP is acting as legal counsel for Landsea Homes. Barclays is acting as capital markets advisor to Landsea Homes. Gateway Group is serving as communications advisor to Landsea Homes.

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About LF Capital Acquisition Corp.

LF Capital Acquisition Corp. is a blank check company that was formed in 2018 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. For more information, please visit www.lfcapital.co.

About Landsea Homes Incorporated.

Landsea Homes designs and builds best-in-class, high-performance homes and sustainable master-planned communities in some of the most desirable markets in the United States. The company has developed homes and communities in New York, Boston, New Jersey, Arizona and throughout California in Silicon Valley, Los Angeles and Orange County.

Creating inspired places that reflect modern living, Landsea Homes builds suburban, single-family detached and attached homes, mid- and high-rise properties and master-planned communities to meet the diverse and ever-changing expectations and lifestyles of our homebuyers today and tomorrow.

Led by a veteran team of industry professionals who boast years of worldwide experience and deep local expertise, Landsea Homes is committed to positively enhancing the lives of our homebuyers, employees and stakeholders by creating an unparalleled lifestyle experience that is unmatched everywhere we build.

Landsea Homes is a wholly owned U.S. subsidiary of Landsea Green Group, an international homebuilder that thinks globally but operates locally. Operating on three continents including Europe, Asia and North America, Landsea’s deep knowledge and experience of building and living in different environments all over the world deliver homes that embrace the local lifestyle in which they are built. For more information, please visit landseahomes.com.

Important Information About the Proposed Merger and Related Transactions and Where to Find It

LF Capital intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement in connection with the special meeting of stockholders to be held to approve the proposed merger and related transactions as of a record date to be established for voting on such proposals. LF Capital will mail the proxy statement and other relevant documents to its stockholders. Investors and security holders of LF Capital are advised to read, when available, the proxy statement because the proxy statement will contain important information about the proposed merger and related transactions and the parties to such transactions. Stockholders of LF Capital will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: LF Capital Acquisition Corp., 600 Madison Avenue, Suite 1802, New York, NY 10022.

Participants in the Solicitation

LF Capital and its directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of LF Capital’s stockholders in connection with the proposed merger and related transactions. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transactions of LF Capital’s directors and officers in LF Capital’s filings with the SEC, including LF Capital’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 24, 2020 and such information will also be in the proxy statement to be filed with the SEC by LF Capital in connection with the proposed merger and related transactions.

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Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LF Capital’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the conditions to the completion of the merger, including the required approval by LF Capital’s stockholders, may not be satisfied on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the approval by LF Capital’s stockholders of an amendment to LF Capital’s organizational documents to extend the date by which LF Capital must complete its initial business combination in order to have adequate time to close the proposed transaction; the outcome of any legal proceedings that may be instituted against the Company related to the merger or the Merger Agreement; and the amount of the costs, fees, expenses and other charges related to the merger. LF Capital undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

LF Capital Contact:

Scott A. Reed

Chief Executive Officer and President

214-740-6112

Landsea Homes Contact:

John Ho

Chief Executive Officer

949-345-8080

Investor Relations Contact:

Cody Slach

Gateway Investor Relations

949-574-3860

LFAC@gatewayir.com

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